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                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES

                                                           State of Jurisdiction
Name                                                         of Incorporation
----                                                       ---------------------
Block Medical de Mexico, S.A. de C.V.                      Mexico

I-Flow International, Inc.                                 U.S. Virgin Islands

InfuSystem, Inc.                                           California

Spinal Specialties, Inc.                                   Delaware